UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2025

BABCOCK & WILCOX ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36876	47-2783641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 East Market Street Suite 650 Akron, Ohio	44305
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code: (330) 753-4511

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Common stock, $0.01 par value per share	BW	New York Stock Exchange
8.125% Senior Notes due 2026	BWSN	New York Stock Exchange
7.75% Series A Cumulative Perpetual Preferred Stock	BW PRA	New York Stock Exchange
6.50% Senior Notes due 2026	BWNB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement

On June 4, 2025, Babcock & Wilcox Enterprises, Inc. (the “Company”) through certain wholly owned subsidiaries of the Company, The Babcock & Wilcox Company, Babcock & Wilcox International Sales and Service Corporation, and Babcock & Wilcox Canada Corp. (collectively, the “Sellers”) entered into an agreement (the “Purchase Agreement”) to sell to certain legal entities affiliated with Andritz AG (the “Buyers”) the equity interests of Diamond Power International, LLC (“Diamond”) and related legal entities together with assets related to the Diamond business (the “Sale”). The Sale is expected to close within approximately 30 days.

The Purchase Agreement provides for a base purchase price equal to $177 million, subject to certain offsets and adjustments. The Purchase Agreement also includes representations and warranties regarding the Sale, as well as certain indemnities with respect thereto. The Purchase Agreement also includes an undertaking for the Sellers and their affiliates not to compete with the Diamond business or to solicit customers or employees with respect to the Diamond business for a period of four years.

The Sellers and the Buyers expect to enter into a transition services agreement under which the Sellers and/or their affiliates would provide services to support the Diamond business and under which Diamond would provide services to support Sellers and their affiliates for a temporary period.

The Company does not have any material relationship with the Buyers other than in respect of the transaction.

Item 7.01 Regulation FD Disclosure

On June 5, 2025, the Company issued a press release announcing the Sale. A copy of the press release is attached as Exhibit 99.2, and the information contained in Exhibit 99.2 is incorporated herein by reference.

The information contained in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.2 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated June 5, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BABCOCK & WILCOX ENTERPRISES, INC.

June 5, 2025	By:	/s/ Cameron Frymyer
Cameron Frymyer
Executive Vice President and Chief Financial Officer (Principal Accounting Officer and Duly Authorized Representative)